As filed with the Securities and Exchange Commission on October 2, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LSC Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-4829580
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

LSC Communications, Inc.

191 N. Wacker Drive, Suite 1400

Chicago, Illinois 60606

(773) 272-9200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Suzanne S. Bettman

Chief Administrative Officer & General Counsel

191 N. Wacker Drive, Suite 1400

Chicago, Illinois 60606

(773) 272-9200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Robert W. Downes, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004-2498

(212) 558-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act:  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	964,319	$17,121,483.84	$2,131.63

(1)	964,319 shares of the registrant’s Common Stock are being registered hereunder. These shares were issued by the registrant in a private placement pursuant to an agreement and plan of merger dated as of July 28, 2017.
(2)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”) (based on the average high and low prices of the registrant’s Common Stock on the New York Stock Exchange on September 28, 2017), solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the selling stockholders are soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 2, 2017

PRELIMINARY PROSPECTUS

LSC COMMUNICATIONS, INC.

964,319 SHARES OF COMMON STOCK

This prospectus relates to the resale from time to time of up to an aggregate of 964,319 shares of common stock of LSC Communications, Inc., par value $0.01 per share (the “Common Stock” or the “securities,” as the context requires) by the selling stockholders named herein who may offer and sell their shares of Common Stock in public or private transactions or both.

The selling stockholders may sell all or a portion of their shares of Common Stock through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares of Common Stock, or both. See “Plan of Distribution” for a more complete description of the ways in which the shares of Common Stock may be sold. The names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting discounts and commissions will be set forth in a supplement to this prospectus. We will not receive any of the proceeds from the selling stockholders’ sale of their shares of Common Stock. We have agreed to bear the expenses (other than underwriting discounts, selling commissions, stock transfer taxes and fees of counsel for the selling stockholders incurred in connection with the offering of their Common Stock) in connection with the registration of the Common Stock that the selling stockholders are offering under this prospectus.

Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “LKSD”. On September 28, 2017, the last reported sale price of our Common Stock on the NYSE was $17.78.

Investing in our Common Stock involves risks. You should read carefully and consider the risks referenced under “Risk Factors” beginning on page 7 of this prospectus, as well as the other information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement before making a decision to invest in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Common Stock or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                 , 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process. We have filed the registration statement for this shelf registration process pursuant to a registration rights agreement, dated as of July 28, 2017 (the “Registration Rights Agreement”), between us and the selling stockholders identified therein. Under this shelf registration process, the selling stockholders identified in this registration statement (the “Selling Stockholders”) may, from time to time, sell up to 964,319 shares of Common Stock that we have issued to them.

You should rely only on the information contained in or incorporated by reference in this prospectus or in any related prospectus supplement filed by us with the SEC. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Additionally, the prospectus supplement may include a discussion of additional risk factors or other special considerations applicable to the Common Stock. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We and the Selling Stockholders have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

The description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The description of the Merger Agreement (as defined herein) is not complete and is a summary of the material terms relating to indemnification under the agreement. We further note that the representations, warranties and covenants made by the Company in the Registration Rights Agreement, the Merger Agreement and any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus or any prospectus supplement were made solely for the benefit of the parties to such agreements, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the historical or current state of our affairs.

In this prospectus, except as otherwise indicated or as the context otherwise requires, “LSC,” “we,” “us,” “our,” the “Company” and “ours” refer to LSC Communications, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxy statements, information statements and other information filed with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at www.sec.gov, from which you can electronically access these materials.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than any portions of the respective filings that are furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed) prior to the termination of the offering under this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 23, 2017;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017, filed with the SEC on May 4, 2017 and August 3, 2017, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on March 28, 2017, May 19, 2017 (as amended by Current Report on Form 8-K/A, filed with the SEC on June 30, 2017), May 23, 2017, July 17, 2017, July 31, 2017 and September 7, 2017;
and

•	the description of our capital stock set forth in Amendment No. 7 to our Registration Statement on Form 10, filed with the SEC on September 16, 2016.

Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

A copy of any document incorporated by reference in this prospectus may be obtained at no cost by writing or telephoning us at the following address and telephone number:

LSC Communications, Inc.

191 N. Wacker Drive, Suite 1400

Chicago, Illinois 60606

Attention: Suzanne S. Bettman

Phone: (773) 272-9200

We maintain a website at www.lsccom.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this document.

You may read and copy any materials we file with the SEC at the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.” The information on the SEC’s website is not incorporated by reference in this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference include “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the Company. Generally, forward-looking statements include information concerning possible or assumed future actions, events or results of operations of the Company. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “continues,” “believes,” “may,” “will,” “goals” or variations of such words and similar expressions are intended to identify our forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements, beliefs and expectations regarding the offering of the Common Stock and our business strategies, market potential, future financial performance, dividends, costs to be incurred in connection with this prospectus, results of pending legal matters, our goodwill and other intangible assets, price volatility and cost environment, our liquidity, our funding sources, expected pension contributions, capital expenditures and funding, our financial covenants, repayments of debt, off-balance sheet arrangements and contractual obligations, our accounting policies, general views about future operating results and other events or developments that we expect or anticipate will occur in the future. These forward-looking statements are subject to a number of important factors that could cause our actual results to differ materially from those indicated in any such forward-looking statements, including those factors discussed in detail under the heading “Risk Factors” in this prospectus, under the headings “Risk Factors” and “Legal Proceedings” in our Annual Report on Form 10-K for the year ended December 31, 2016, under the corresponding headings in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, and in other filings the Company makes with the SEC from time to time. These factors include, but are not limited to:

•	the competitive market for our products and industry fragmentation affecting our prices;

•	the inability to improve operating efficiency to meet changing market conditions;

•	changes in technology, including electronic substitution and migration of paper-based documents to digital data formats;

•	the volatility and disruption of the capital and credit markets, and adverse changes in the global economy;

•	the effects of global market and economic conditions on our customers;

•	the effect of economic weakness and constrained advertising;

•	uncertainty about future economic conditions;

•	increased competition as a result of consolidation among our competitors;

•	our ability to successfully integrate future acquisitions;

•	factors that affect customer demand, including changes in postal rates, postal regulations, delivery systems and service levels, changes in advertising markets and customers’ budgetary constraints;

•	vulnerability to adverse events as a result of becoming a stand-alone company after our separation (the “Separation”) from R. R. Donnelley & Sons Company (“RRD”), including the inability to obtain as favorable of terms from third-party vendors;

•	our ability to access debt and the capital markets due to adverse credit market conditions;

•	the effects of seasonality on our core businesses;

•	the effects of increases in capital expenditures;

•	changes in the availability or costs of key materials (such as paper, ink, energy and other raw materials) or in prices received for the sale of by-products;

•	performance issues with key suppliers;

•	our ability to maintain our brands and reputation;

•	the retention of existing and continued attraction of additional customers and key employees, including management;

•	the effect of economic and political conditions on a regional, national or international basis;

•	the effects of operating in international markets, including fluctuations in currency exchange rates;

•	changes in environmental laws and regulations affecting our business;

•	the ability to gain customer acceptance of our new products and technologies;

•	the effect of a material breach of, or disruption to, the security of any of our or our vendors’ systems;

•	the failure to properly use and protect customer and employee information and data;

•	the effect of increased costs of providing health care and other benefits to our employees;

•	the effect of catastrophic events;

•	the lack of a market for our Common Stock;

•	the effect of substantial sales of our Common Stock in the public market, or the perception that such sales might occur, on the price of our Common Stock;

•	the potential tax liability of the Separation;

•	the lack of history as an operating company and costs associated with being an independent company;

•	the failure to achieve certain intended benefits of the Separation;

•	the failure of RRD or Donnelley Financial Solutions, Inc. to satisfy their respective obligations under the transition services agreements or other agreements entered into in connection with the Separation; and

•	increases in requirements to fund or pay withdrawal costs related to the Company’s pension plans.

Because forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Undue reliance should not be placed on such statements, which speak only as of the date of this prospectus or the date of any document that may be incorporated by reference into this prospectus.

Consequently, readers of this prospectus should consider these forward-looking statements only as the Company’s current plans, estimates and beliefs. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to such forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this prospectus, except as required by applicable law or regulation.

SUMMARY

General

The principal business of the Company is to offer a broad scope of traditional and digital print, print-related services and office products. The Company serves the needs of publishers, merchandisers and retailers worldwide with a service offering that includes e-services, warehousing and fulfillment and supply-chain management, as further described below. The Company utilizes a broad portfolio of technology capabilities coupled with consultative attention to clients’ needs to increase speed to market, reduce costs, provide postal savings to customers and improve efficiencies.

The Company operates through two operating segments, Print and Office Products. The Print segment produces catalogs, magazines, retail inserts, books and directories. It also provides supply-chain management and certain other print-related services, including mail-list management and sortation, e-book formatting and distribution. The Print segment has operations in the United States (the “U.S.”), Europe and Mexico. The Office Products segment manufactures and sells branded and private label products in five core categories: filing products, note-taking products, binder products, forms and envelopes. In 2016, the Company’s Print segment accounted for approximately 86% and the Company’s Office Products segment accounted for approximately 14% of its consolidated and combined net sales.

The Company was incorporated in 2016 and its principal executive office is located at 191 N. Wacker Drive, Suite 1400, Chicago, Illinois 60606. The Company’s telephone number is (773) 272-9200.

RISK FACTORS

Investing in our securities involves risks, including the risk factors described below with respect to our Common Stock. You should carefully consider these risks, as well as the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement, before investing in our securities. Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that we may face.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Risks Relating to our Common Stock

We have a limited operating history as a public company. The market price of our Common Stock may fluctuate significantly.

We have been a public company for approximately one year, and thus there is a limited trading history in our Common Stock, which has been traded on the NYSE under the symbol “LKSD” since October 3, 2016. We cannot predict the prices at which our Common Stock may trade. The market price of our Common Stock may fluctuate significantly, depending upon many factors, some of which may be beyond our control, including, but not limited to:

•	a shift in our investor base;

•	our quarterly or annual earnings, or those of comparable companies;

•	actual or anticipated fluctuations in our operating results;

•	our ability to obtain financing as needed;

•	changes in laws and regulations affecting our business;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	announcements by us or our competitors of significant investments, acquisitions or dispositions;

•	the failure of securities analysts to cover our Common Stock;

•	changes in earnings estimates by securities analysts or our ability to meet those estimates;

•	the operating performance and stock price of comparable companies;

•	overall market fluctuations; and

•	general economic conditions and other external factors.

Stock markets in general have experienced volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations may adversely affect the trading price of our Common Stock.

The resale of our Common Stock pursuant to the registration statement of which this prospectus forms a part, or the perception that such resale may occur, may adversely affect the price of our Common Stock.

The resale of a substantial number of shares of our Common Stock in the public market pursuant to the registration statement of which this prospectus forms a part, or the perception that such resale might occur, could cause the market price of our Common Stock to decline. We are subject to the Registration Rights Agreement, pursuant to which the Selling Stockholders can require us to participate in an underwritten public offering of the shares of Common Stock registered hereby. Any shares sold by the Selling Stockholders pursuant to these registration rights will be freely tradable without restriction under the Securities Act. While we cannot predict the size of future resales or distributions of our Common Stock, if there is a perception that such resales or distributions could occur, or if the Selling Stockholders sell a large number of shares, the market price for our Common Stock could be adversely affected.

We cannot assure you that we will continue to pay dividends on our Common Stock, and our indebtedness could limit our ability to pay dividends on our Common Stock.

The timing, declaration, amount and payment of any future dividends to LSC stockholders will fall within the discretion of our Board of Directors (the “Board”). Our Board’s decisions regarding the payment of future dividends will depend on many factors, including our financial condition, future prospects, earnings, capital requirements and debt service obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that our Board deems relevant. In addition, the terms of the agreements governing our debt or debt that we may incur in the future may continue to limit or prohibit the payment of dividends. While our Board declared a quarterly cash dividend of $0.25 per common share on January 18, 2017 payable on March 2, 2017, on April 6, 2017 payable on June 2, 2017 and on July 20, 2017 payable on September 5, 2017, there can be no assurance that we will continue to pay a dividend.

Delaware law and anti-takeover provisions in our organizational documents may discourage our acquisition by a third party, which could make it more difficult to acquire us and limit your ability to sell your shares at a premium.

Certain provisions of our amended and restated certificate of incorporation (“Certificate of Incorporation”) and amended and restated by-laws (“By-laws”) and Delaware law may discourage, delay or prevent a merger or acquisition that is opposed by our Board. These provisions include:

•	the ability of our Board to issue preferred stock in one or more series with such rights, obligations and preferences as the Board may determine, without further vote or action by our stockholders;

•	the initial classification of our Board, which effectively prevents stockholders from electing a majority of the directors at any one annual meeting of stockholders until the second annual meeting of stockholders after the Separation;

•	advanced notice procedures for stockholders to nominate candidates for election to the Board and for stockholders to submit proposals for consideration at a meeting of stockholders;

•	the inability of stockholders to act by written consent;

•	restrictions on the ability of our stockholders to call a special meeting of stockholders; and

•	the absence of cumulative voting rights for our stockholders.

We are also subject to Section 203 of the Delaware General Corporation Law (the “DGCL”) which, subject to certain exceptions, prohibits “business combinations” between a publicly held Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that such stockholder became an interested stockholder. This statute, as well as the provisions in our organizational documents, could have the effect of delaying, deterring or preventing certain potential acquisitions or a change in control of us.

Your percentage ownership in LSC may be diluted in the future.

Your percentage ownership in LSC may be diluted in the future because of equity securities we issue, either as consideration for acquisitions, in connection with capital raises or for equity awards that we expect to grant to our directors, officers and employees. We may issue equity securities as consideration in an acquisition. Further, to the extent that LSC raises additional capital through the sale of equity or convertible debt securities, existing ownership interests will be diluted, and the terms of such financings may include liquidation or other preferences that adversely affect the rights of existing stockholders. Any such transaction will dilute your ownership in LSC.

USE OF PROCEEDS

All of the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their own accounts. We will not receive any of the proceeds from these sales, if any. We will pay all of the fees and expenses incurred by us in connection with this registration. We will not bear any underwriting discounts, selling commissions or transfer taxes relating to the sale of the Common Stock offered hereby nor any other fees or expenses of counsel for the Selling Stockholders incurred in connection with the offering of the Common Stock.

SELLING STOCKHOLDERS

On July 28, 2017, the Company, Fairrington Transportation Corp., F.T.C. Transport, Inc., F.T.C. Services Inc. (together with Fairrington Transportation Corp. and F.T.C. Transport, Inc., “Fairrington”), Fairrington, LLC, Dispatch Merger Sub 1, Inc., Dispatch Merger Sub 2, Inc. and Victor G. Warren, as Trustee for the Victor G. Warren Revocable Trust Dated July 14, 1993 (the “Victor G. Warren Revocable Trust”), majority stockholder of Fairrington, entered into the Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company acquired Fairrington. Under the Merger Agreement, the Company issued 964,319 shares of Common Stock to the Selling Stockholders in partial consideration for the acquisition of Fairrington.

The Selling Stockholders identified in the table below may from time to time offer and sell pursuant to this prospectus any or all of the shares of Common Stock listed below that have been issued to them. The table below sets forth the name of the Selling Stockholder, the number of shares of Common Stock beneficially owned by each such Selling Stockholder and the number of shares of Common Stock that may be offered pursuant to this prospectus.

The information set forth below is based on information provided by or on behalf of the Selling Stockholders prior to the date hereof. Information concerning the Selling Stockholders may change from time to time. The Selling Stockholders may from time to time offer and sell any or all of the securities under this prospectus. Because the Selling Stockholders are not obligated to sell the offered securities, we cannot state with certainty the amount of our securities that the Selling Stockholders will hold upon consummation of any such sales. In addition, since the date on which the Selling Stockholders provided this information to us, such Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of the offered securities.

	Common Stock (1)
Name	Number of shares beneficially owned and offered hereby	Number of shares beneficially owned after completion of the offering	Percent of shares beneficially owned after completion of the offering (2)
Victor G. Warren Revocable Trust (3)	864,271	0	0
Phillip Warren	48,216	0	0
James Reifenberg	36,162	0	0
Mark Nickel	9,643	0	0
James M. Slattery	6,027	0	0

*	Represents less than 1% of outstanding Common Stock.
(1)	Assumes the sale of all shares of Common Stock offered pursuant to this prospectus.
(2)	Calculated based on Rule 13d-3 under the Exchange Act, based on 34,891,274 shares of Common Stock outstanding as of September 28, 2017 (excluding treasury shares).
(3)	671,407 of such shares are held in book-entry form and the Indemnity Escrow Shares, as defined herein, are held in certificated form.

DESCRIPTION OF COMMON STOCK

The following is a summary of the material terms of LSC’s Common Stock that are contained in LSC’s Certificate of Incorporation and By-laws. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of the Certificate of Incorporation or of the By-laws. The summary is qualified in its entirety by reference to these documents, which you must read (along with the applicable provisions of Delaware law) for complete information on LSC’s Common Stock.

General

We are authorized to issue 65,000,000 shares of Common Stock, par value $0.01 per share. As of September 28, 2017, 34,891,274 shares, excluding treasury shares, of our Common Stock were issued and outstanding. All shares of our Common Stock currently outstanding are fully paid and non-assessable, not subject to redemption and without preemptive or other rights to subscribe for or purchase any proportionate part of any new or additional issues of stock of any class or of securities convertible into stock of any class. Our Certificate of Incorporation provides that our Common Stock has the rights and privileges described below.

Voting

Each holder of shares of Common Stock is entitled to one vote for each share owned of record on all matters submitted to a vote of stockholders. Except as otherwise required by law or as described below, holders of shares of Common Stock will vote together as a single class on all matters presented to the stockholders for their vote or approval, including the election of directors. There are no cumulative voting rights. Accordingly, the holders of a majority of the total shares of Common Stock voting for the election of directors can elect all the directors if they choose to do so, subject to the voting rights of holders of any preferred stock to elect directors. Our By-laws provide that directors will be elected to the Board by a majority of the votes cast, except in contested elections, wherein directors will be elected to the Board by a plurality of the votes cast.

Dividends and Distributions

The holders of shares of Common Stock have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our Board from legally available funds.

Liquidation, Dissolution or Winding-Up

In the event of our liquidation, dissolution or winding-up, holders of the shares of Common Stock are entitled to share equally, share-for-share, in the assets available for distribution after payment of all creditors and the liquidation preferences of our preferred stock.

Restrictions on Transfer

Neither our Certificate of Incorporation nor our By-laws contain any restrictions on the transfer of shares of Common Stock. In the case of any transfer of shares, there may be restrictions imposed by applicable securities laws.

Redemption, Conversion or Preemptive Rights

Holders of shares of Common Stock have no redemption or conversion rights or preemptive rights to purchase or subscribe for our securities.

Other Provisions

There are no redemption provisions or sinking fund provisions applicable to the Common Stock, nor is the Common Stock subject to calls or assessments by us.

Nomination, Election and Term of Directors

Our Certificate of Incorporation provides for a classified Board consisting of three classes of directors. Class I directors (together with the Class II and Class III directors, the “Initial Directors”) served until the Company’s first annual meeting of stockholders following the Separation. The Class II and Class III directors will serve until the second and the third annual meeting of stockholders following the Separation, respectively. Following the expiration of the initial terms of the Initial Directors, our stockholders will elect successor directors to one-year terms. Our Certificate of Incorporation provides that our Board will fully declassify upon the expiration of the terms of our Class III directors.

It is the policy of the Company’s Corporate Responsibility and Governance Committee to consider candidates for director recommended by stockholders. The committee evaluates candidates recommended for director by stockholders in the same way that it evaluates any other candidates. The committee also considers candidates recommended by management and members of the Board.

In identifying and evaluating nominees for director, the committee takes into account the applicable requirements for directors under the listing rules of the NYSE. In addition, the committee considers other criteria as it deems appropriate and which may vary over time depending on the Board’s needs, including certain core competencies and other criteria such as the personal and professional qualities, experience and education of the nominees, as well as the mix of skills and experience on the Board prior to and after the addition of the nominees. Although not part of any formal policy, the goal of the committee will be a balanced and diverse Board, with members whose skills, viewpoint, background and experience complement each other and, together, contribute to the Board’s effectiveness as a whole.

The Corporate Responsibility and Governance Committee from time to time may engage third-party search firms to identify candidates for director, and may use search firms to do preliminary interviews and background and reference reviews of prospective candidates.

Advance Notification of Stockholder Nominations and Proposals

Our By-laws contain advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our Board. In particular, stockholders must notify our corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in our By-laws. To be timely, the notice must be received by our corporate secretary not less than 90 or more than 120 days prior to the first anniversary date of the annual meeting for the preceding year, unless the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date, and then notice shall be given by the later of the close of business 90 days prior to the meeting date or the tenth day following notice of the annual meeting (in each case, subject to extension in certain circumstances).

Limits on Written Consents

Our Certificate of Incorporation provides that, except as otherwise provided as to any series of preferred stock in the terms of that series, no action of stockholders required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting of stockholders, without prior notice and without a vote, and the power of the stockholders to consent in writing to the taking of any action without a meeting is specifically denied.

Special Stockholder Meetings

Our By-laws provide that stockholders holding at least 25% of our issued and outstanding Common Stock may call a special meeting of stockholders. Stockholders must notify our corporate secretary in writing prior to such special meeting of stockholders, and the notice must contain the information specified in our By-laws.

Forum Selection

Our By-laws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or agent to us or our stockholders or debtholders; (iii) any action asserting a claim against us, or our officers, directors, employees or agents arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our By-laws, in each case, as amended from time to time, or (iv) any action asserting a claim governed by the internal affairs doctrine or other “internal corporate claim” as defined in Section 115 of the DGCL shall be a state court located within the State of Delaware (or if no state court has jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice and consented to the foregoing forum selection provisions.

Anti-Takeover Effects of Certain Provisions

Some of the provisions of our Certificate of Incorporation and By-laws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, including our ability to issue preferred stock and the initial classification of our Board, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control in us to first negotiate with the Board. We believe that the benefits of increased protection will give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection will outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Section 203 of the Delaware General Corporation Law

Section 203 of the DGCL prohibits certain transactions between a Delaware corporation and an “interested stockholder.” An “interested stockholder” for this purpose is a stockholder who is directly or indirectly a beneficial owner of 15% or more of the aggregate voting power of a Delaware corporation. This provision prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date on which the stockholder became an interested stockholder, unless: (1) prior to the time that a stockholder became an interested stockholder, either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board; (2) the interested stockholder acquired at least 85% of the aggregate voting power of the company in the transaction in which the stockholder became an interested stockholder, or (3) the business combination is approved by a majority of the board and the affirmative vote of the holders of two-thirds of the aggregate voting power not owned by the interested stockholder at or subsequent to the time that the stockholder became an interested stockholder. These restrictions do not apply if, among other things, the company’s certificate of incorporation contains a provision expressly electing not to be governed by Section 203. Our Certificate of Incorporation does not contain such an election.

Limitation on Personal Liability

Our Certificate of Incorporation includes provisions that limit the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, except to the extent that such limitation is not permitted under the DGCL. Such limitation shall not apply, except to the extent permitted by the DGCL, to (i) any breach of a director’s duty of loyalty to us or our stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) any unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided in Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit. These provisions have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

Our By-laws provide for indemnification to the fullest extent permitted by the DGCL of any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company, or, at the request of the Company, serves or served as a director or officer of another corporation, partnership, joint venture, trust or any other enterprise, against all expenses, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred in connection with the defense or settlement of such action, suit or proceeding. Our By-laws also provide that the Company must advance reasonable expenses to its directors and officers, subject to its receipt of an undertaking from the indemnified party as may be required under the DGCL. Unless the Board adopts a resolution authorizing such proceeding, or for counterclaims that respond to and negate a claim in a proceeding initiated by others, the Company is not obligated to provide any indemnification, payment or reimbursement of expenses to any person in connection with a proceeding initiated by such person or for proceedings to enforce the rights provided by the indemnification provisions of our By-laws. In addition, we have entered into indemnification agreements with each of our directors pursuant to which we agreed to indemnify each such director to the fullest extent permitted by the DGCL.

Transfer Agent

The transfer agent and registrar for the Common Stock is Computershare Trust Company, N.A.

Listing

Our Common Stock is listed on the NYSE under the symbol “LKSD”.

THE REGISTRATION RIGHTS AGREEMENT AND RELATED AGREEMENTS

The following is a summary of the material terms of the Registration Rights Agreement to which the Company and the selling stockholders identified therein are parties. While we believe this description covers the material terms of this agreement, we encourage you to read the Registration Rights Agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary also includes a description of the ongoing indemnification obligations under the Merger Agreement, which may affect the number of shares of Common Stock to be sold by the Selling Stockholders.

Registration Rights Agreement

The Registration Rights Agreement was entered into on July 28, 2017 by the Company and the selling stockholders identified therein. Pursuant to the Registration Rights Agreement, the Company will register under the Securities Act and take certain actions with respect to the offer and sale by the Selling Stockholders of the shares of Common Stock issued to the selling stockholders identified in the Registration Rights Agreement in partial consideration for the acquisition of Fairrington.

Shelf Registration and Takedowns

Pursuant to the Registration Rights Agreement, we have filed with the SEC a registration statement on Form S-3, of which this prospectus forms a part, that relates to the resale of the shares of Common Stock held by the Selling Stockholders pursuant to an offering to be made under Rule 415. The Company is required to use commercially reasonable efforts to keep such registration statement continuously effective, to re-file such registration statement upon its expiration, and to reasonably cooperate in any shelf take down by amending or supplementing the corresponding prospectus, as may be reasonably requested by the Selling Stockholders, until the earlier of i.) the date that all shares of Common Stock held by the Selling Stockholders pursuant to the Merger Agreement have been sold and ii.) the Registration Rights Termination Date (as defined herein). The Registration Rights Agreement defines the “Registration Rights Termination Date” as the earliest date with respect to each Selling Stockholder that all remaining shares of Common Stock beneficially owned by such Selling Stockholder: a.) cease to be outstanding; b.) have been effectively registered by a prospectus filed under the Securities Act and disposed of in accordance with the registration statement covering such shares; c.) may be freely sold without registration under the Securities Act, including under Rule 144; or d.) have been transferred pursuant to an exemption to registration under the Securities Act. Notwithstanding the foregoing, the obligation of the Company to register the shares of Common Stock issued to the Selling Stockholders pursuant to the Merger Agreement and to maintain the effectiveness of any registration statement will terminate as to all Selling Stockholders once such obligations of the Company terminate with respect to the Victor G. Warren Revocable Trust.

Piggyback Rights

The Registration Rights Agreement grants each of the Selling Stockholders “piggyback” registration rights. If the Company proposes to register the offer and sale of any shares of its Common Stock for its own account in connection with the public offering of such securities solely for cash, each of the Selling Stockholders will be entitled, subject to certain exceptions, to include in such registration its shares of Common Stock registered hereby.

Transferability of Registration Rights

The Registration Rights Agreement is binding upon the parties thereto and will inure to the benefit of the parties, and their respective successors and assigns. The selling stockholders identified in the Registration Rights Agreement may not assign or otherwise transfer their rights under such agreement without the prior written consent of the Company.

Expenses of Registration

The Company will bear all fees and expenses incidental to the Company’s performance of its obligations under the Registration Rights Agreement, including all registration and filing fees and related expenses, as well as fees and expenses of persons retained by the Company to carry out its obligations under the Registration Rights Agreement (including fees and disbursements of counsel for the Company, fees and disbursements of all independent public accountants, and fees and disbursements of other special experts retained by the Company). The Company will not bear any underwriters discounts, selling commissions, transfer taxes, or fees of counsel for the Selling Stockholders incurred in connection with the offering of the securities registered hereby.

Indemnification

Subject to certain exceptions, the Company has agreed to indemnify each Selling Stockholder, its partners, members, managers and affiliates, and each person that controls any of the foregoing persons, against any and all losses, claims, damages, liabilities, costs and expenses arising out of or relating to any untrue statement or alleged untrue statement of material fact, or any omission or alleged omission to state a material fact required to be stated, in any registration statement, except to the extent such untrue statements or omissions are based solely upon information furnished in writing to the Company by such Selling Stockholder expressly for use therein or if the Selling Stockholder sold its shares of Common Stock registered hereby to the person alleging such a claim without sending or giving, at or prior to the written confirmation of such sale, a copy of the applicable prospectus.

The Selling Stockholders have agreed to indemnify the Company, its directors and officers, and each person that controls any of the foregoing persons against certain liabilities arising from any untrue or alleged untrue statement of material fact, or any omission or alleged omission to state a material fact required to be stated, in any registration statement, to the extent such claims arise out of information furnished in writing by the Selling Stockholders to the Company for inclusion in any registration statement in connection with the registration and sale of the shares of Common Stock registered hereby.

Merger Agreement

On July 28, 2017 (the “Closing”), the Company, Fairrington, Fairrington, LLC, Dispatch Merger Sub 1, Inc., Dispatch Merger Sub 2, Inc. and the Victor G. Warren Revocable Trust entered into the Merger Agreement, pursuant to which the Company acquired Fairrington. The consideration paid by the Company pursuant to the terms of the Merger Agreement consisted of an amount in cash (as adjusted for customary purchase price adjustments, including outstanding indebtedness, working capital and transaction expenses) and 964,319 shares of Common Stock, certain of which shares were pledged as security for the Victor G. Warren Revocable Trust’s indemnification obligations under the Merger Agreement, as further described below.

Indemnification

At the Closing, the Victor G. Warren Revocable Trust pledged 192,864 shares of Common Stock (the “Indemnity Escrow Shares”) to secure a portion of its indemnification obligations under the Merger Agreement. Pursuant to the Merger Agreement, the Victor G. Warren Revocable Trust is obligated to indemnify the Company from and against, among other matters, losses and expenses arising out of i.) certain tax-related matters and covenants, ii.) any breach or inaccuracy by the Victor G. Warren Revocable Trust or Fairrington of the respective party’s representations and warranties under the Merger Agreement, iii.) Fairrington’s acquisition expenses and the amount of Fairrington debt paid-off at Closing (in each case only to the extent not included in the calculation of the determination of the total consideration paid in connection with the acquisition) and iv.) certain matters identified as excluded liabilities. Pursuant to the Merger Agreement, any amount of indemnification to which the Company or its affiliates is entitled will first be paid from the Indemnity Escrow Shares and, only if the Indemnity Escrow Shares are depleted, then in funds directly from the Victor G. Warren Revocable Trust.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR COMMON STOCK

This section summarizes material U.S. federal income and estate tax consequences of the ownership and disposition of shares of Common Stock by a non-U.S. holder. You are a non-U.S. holder if you are, for U.S. federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	a foreign estate or trust.

This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction or any U.S. federal tax consequences other than income and estate tax consequences (such as gift tax consequences). This section also does not apply to you if you are a member of a class of holders subject to special rules, such as a bank or other financial institution, a dealer in securities, a trader in securities, a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, a partnership or other pass-through entity or an investor in a partnership or other pass-through entity, a person subject to alternative minimum tax, a life insurance company, a tax-exempt entity, a U.S. expatriate, a controlled foreign corporation, a passive foreign investment company, a person that owns shares of Common Stock that are a hedge or that are hedged against interest rate risks, a person that owns shares of Common Stock as part of a straddle or conversion transaction for tax purposes, or persons who acquired shares of Common Stock in connection with the performance of services.

This summary applies only to a non-U.S. holder that holds the shares of Common Stock as a capital asset (generally, property held for investment), within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This section is based on the tax laws of the U.S., including the Code, existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change or different interpretation, possibly on a retroactive basis.

If an entity treated as a partnership for U.S. federal income tax purposes holds the shares of Common Stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership considering holding the shares of Common Stock should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the shares of Common Stock.

You should consult a tax advisor regarding the U.S. federal tax consequences of acquiring, holding and disposing of the shares of Common Stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

Dividends

Except as described below, if you are a non-U.S. holder of shares of Common Stock, dividends paid to you are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•

a valid Internal Revenue Service (“IRS”) Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-U.S. person and your entitlement to the lower treaty rate with respect to such payments, or

•	in the case of payments made outside the U.S. to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the U.S.), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the U.S., and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the U.S., we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid IRS Form W-8ECI (or other applicable IRS Form W-8) form upon which you represent, under penalties of perjury, that:

•	you are a non-U.S. person, and

•	the dividends are effectively connected with your conduct of a trade or business within the U.S. and, in the case of IRS Form W-8ECI, are includible in your gross income.

“Effectively connected” dividends are subject to income tax at rates applicable to U.S. citizens, resident aliens and domestic U.S. corporations in generally the same manner as if the non-U.S. holder were a U.S. person, unless an applicable income tax treaty provides otherwise.

If you are a corporate non-U.S. holder, you may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate, on your effectively connected earnings and profits, subject to adjustments.

Gain on Disposition of Shares of Common Stock

If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on gain that you recognize on a disposition of shares of Common Stock unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the U.S., and the gain is attributable to a permanent establishment that you maintain in the U.S., if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis,

•	you are an individual, you are present in the U.S. for 183 or more days in the taxable year of the sale and certain other conditions exist, or

•	we are or have been a U.S. real property holding corporation for federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period that you held shares of Common Stock (the “specified testing period”), you held, directly or indirectly, at any time during the specified testing period, more than 5% of the shares of Common Stock and you are not eligible for any treaty exemption.

If the first bullet point above applies, you will generally be subject to income tax on such effectively connected gain at rates applicable to U.S. citizens, resident aliens and domestic U.S. corporations in generally the same manner as if you were a U.S. person. If you are a corporate non-U.S. holder, you may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate, on your effectively connected earnings and profits, subject to adjustments. If you are an individual described in the second bullet point above, you will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. source capital losses, unless an applicable income tax treaty provides otherwise.

We have not been, are not and do not anticipate becoming a U.S. real property holding corporation for U.S. federal income tax purposes.

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting and other requirements. Such payments will include U.S.-source dividends and, after December 31, 2018, the gross proceeds from a sale or other disposition of stock that can produce U.S.-source dividends. Payments of dividends and gross proceeds that you receive in respect of shares of Common Stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them, or if you hold shares of Common Stock through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Federal Estate Taxes

Shares of Common Stock held (or deemed to be held) by a non-U.S. holder at the time of death will be included in the holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

If you are a non-U.S. holder, we and other payors are required to report payments of dividends on IRS Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and payments of the proceeds from a sale of shares of Common Stock effected at a U.S. office of a broker provided that either (i) the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from a sale of shares of Common Stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the U.S. (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the U.S.; (ii) the proceeds or confirmation are sent to the U.S., or (iii) the sale has certain other specified connections with the U.S. In addition, certain foreign brokers may be required to report the amount of gross proceeds from the sale or other disposition of shares of Common Stock under FATCA if you are presumed to be a U.S. person.

PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their respective shares of Common Stock on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling their securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an underwritten public offering (provided, however, that the Selling Stockholders may, in the aggregate, distribute their shares of Common Stock by means of an underwritten offering in no more than one registration);

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange or market distribution in accordance with the rules of the applicable exchange or market;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per share;

•	through options, swaps or derivatives;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the Common Stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. If a Selling Stockholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, those relating to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If securities are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. Notwithstanding the foregoing, pursuant to the Registration Rights Agreement, the Selling Stockholders may, in the aggregate, distribute their shares of Common Stock by means of an underwritten offering in no more than one registration.

In addition, any of the Selling Stockholders may enter into derivative, hedging, forward sale, option or other types of transactions with third parties, or sell securities not covered by the registration statement of which this prospectus forms a part to third parties, through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through an underwritten public offering, through privately negotiated transactions or through a combination of any such methods of sale. In connection with such a transaction, the third parties may sell the securities covered by and pursuant to the registration statement of which this prospectus forms a part and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from any of the Selling Stockholders or others to settle such sales and may use securities received from Selling Stockholders to close out or hedge any related short positions. Any Selling Stockholder may also loan or pledge securities covered by the registration statement of which this prospectus forms a part and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to the registration statement of which this prospectus forms a part and the applicable prospectus supplement or pricing supplement, as the case may be.

There can be no assurance that the Selling Stockholders will sell any or all of the securities under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, devise or gift the securities by other means not described in this prospectus. In addition, any securities covered by this prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the securities will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Stockholders and any other person. These provisions may restrict certain activities of, and limit the timing of, purchases by the Selling Stockholders or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market making and certain other activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

In the Registration Rights Agreement, we have agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act. The Selling Stockholders have agreed to indemnify us against certain liabilities arising from any untrue or alleged untrue statement of material fact, or any omission or alleged omission to state a material fact required to be stated, in any registration statement, to the extent such claims arise out of information furnished in writing by the Selling Stockholders to the Company for inclusion in any registration statement in connection with the registration and sale of the securities. In addition, we have agreed to pay all of the expenses incidental to the registration of the securities to the public incurred by us, including the payment of federal securities law and state blue sky registration fees to the extent such fees do not exceed an aggregate of $10,000. We will not bear any underwriting discounts, selling commissions or transfer taxes relating to the sale of the securities nor any other fees or expenses of counsel for the Selling Stockholders or any underwriters incurred in connection with the offering of the securities.

Agents and underwriters may be entitled under agreements entered into with the Selling Stockholders to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, may engage in transactions with, or perform services for, us and Selling Stockholders in the ordinary course of business. The specific terms of any lock-up provisions in respect of any given offering will be described in an applicable prospectus supplement.

Certain entities that may act as underwriters and their respective affiliates may have, from time to time, performed, and may perform in the future, various financial advisory and investment banking services for us, the Selling Stockholders and affiliates, for which they received or will receive customary fees and expenses.

Our Common Stock is listed on the NYSE under the symbol “LKSD”. On September 28, 2017, the last reported sale price of our Common Stock on the NYSE was $17.78.

VALIDITY OF THE COMMON STOCK

The validity of the shares of Common Stock offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. If counsel for the Selling Stockholders or underwriters passes on legal matters in connection with an offering of the Common Stock described in this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

EXPERTS

The consolidated and combined financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the consolidated and combined financial statements and includes an explanatory paragraph referring to the allocation of certain assets, liabilities, expenses and income that have historically been held at the RRD corporate level but which are specifically identifiable or attributable to the Company), which is incorporated herein by reference. Such consolidated and combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LSC Communications, Inc.

COMMON STOCK

PROSPECTUS

                , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth those expenses to be incurred by us in connection with the securities being registered hereby. All amounts, other than the SEC registration fee, are estimated and actual costs and expenses may vary significantly from such estimates based on the number and nature of offering(s) in which securities are issued. We will bear the expenses of the Selling Stockholders other than any underwriting discounts, selling commissions, stock transfer taxes and fees of counsel for the Selling Stockholders incurred in connection with the offering of the securities registered hereby.

Type	Amount
SEC registration fee	$2,132
Printing expenses	15,000
Legal fees and expenses	25,000
Accounting fees and expenses	10,000
Miscellaneous expenses	7,868

Total	$60,000

Item 15.	Indemnification of Directors and Officers.

Our Certificate of Incorporation includes provisions that limit the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, except to the extent that such limitation is not permitted under the DGCL. Such limitation shall not apply, except to the extent permitted by the DGCL, to (i) any breach of a director’s duty of loyalty to us or our stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) any unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided in Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit. These provisions have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

Our By-laws provide for indemnification to the fullest extent permitted by the DGCL of any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company, or, at the request of the Company, serves or served as a director or officers of another corporation, partnership, joint venture, trust or any other enterprise, against all expenses, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred in connection with the defense or settlement of such action, suit or proceeding. Our By-laws also provide that the Company must advance reasonable expenses to its directors and officers, subject to its receipt of an undertaking from the indemnified party as may be required under the DGCL. Unless the Board adopts a resolution authorizing such proceeding, or for counterclaims that respond to and negate a claim in a proceeding initiated by others, the Company is not obligated to provide any indemnification, payment or reimbursement of expenses to any person in connection with a proceeding initiated by such person or for proceedings to enforce the rights provided by the indemnification provisions of our By-laws. In addition, we have entered into indemnification agreements with each of our directors pursuant to which we agreed to indemnify each such director to the fullest extent permitted by the DGCL.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above. Policies of insurance are maintained by the Company under which our directors and officers are insured, within the limits and subject to the terms of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers.

The foregoing statements are subject to the detailed provisions of the DGCL and the full text of the Certificate of Incorporation and By-laws, which are incorporated herein by reference to Exhibit 3.1 and Exhibit 3.2, respectively, to our most recent Annual Report on Form 10-K filed on February 23, 2017.

Item 16.	Exhibits.

(a) Index of Exhibits: The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement relating to the securities offered by this registration statement.

4.1	Registration Rights Agreement, dated as of July 28, 2017, by and among LSC Communications, Inc., Victor G. Warren Revocable Trust Dated July 14, 1993, James Reifenberg, Mark Nickel, Phillip Warren and James M. Slattery.

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

24.1	Powers of Attorney.

*	If applicable, to be filed as an Exhibit to a Current Report on Form 8-K or in an amendment to this registration statement.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(iii)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)	That:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 2, 2017.

LSC Communications, Inc.

By:	/s/ Thomas J. Quinlan III
Name: Title:	Thomas J. Quinlan III Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in their capacities indicated on the 2nd day of October, 2017 or as otherwise indicated in the Power of Attorney attached hereto as Exhibit 24.1.

Signature	Title

/s/ Thomas J. Quinlan III Thomas J. Quinlan III	Chairman, Chief Executive Officer and Director (principal executive officer)

/s/ Andrew B. Coxhead Andrew B. Coxhead	Chief Financial Officer (principal financial officer)

/s/ Kent A. Hansen Kent A. Hansen	Chief Accounting Officer and Controller (principal accounting officer)

DIRECTORS:

Judith H. Hamilton*

M. Shân Atkins*

Margaret A. Breya*

Francis J. Jules*

Thomas F. O’Toole*

Richard K. Palmer*

Douglas W. Stotlar*

Shivan S. Subramaniam*

/s/ Suzanne S. Bettman
* By power of attorney